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EXHIBIT 99.02 STOCK PURCHASE AGREEMENT

                            STOCK PURCHASE AGREEMENT

      This Stock Purchase Agreement ("Agreement") is between Syncronys Softcorp, Inc., a Nevada publicly held corporation ("herein called "Buyer"), and Donald Rex Gay, a Louisiana individual ("herein called "Seller"), hereinafter collectively referred to as the "Parties". The Parties have entered into this Agreement on the 2nd day of July, 2007, and the effective Date shall be this same date regardless of the date of the signatures affixed hereto.

      WHEREAS, Buyer is a corporation originally organized under the laws of the State of Nevada with its principal business office located in Arizona. Its filing cusip number is 871578100, its trading symbol is SYCR and its federal ID# 33-0653223.

      WHEREAS, the respective Boards of Directors of the Parties, deem it desirable and in the best interests of the parties to enter into this Agreement pursuant to the terms and conditions contained herein, the parties agree as follows:

1. Companies Being Purchased By Stock Acquisition:

Seller is vending to the Buyer 100% of the outstanding shares of two companies:

      a) Lectric Power Products, Inc., a company organized and existing under the laws of the State of Nevada, with its principal business office located at 4990 Hwy 22, Suite E, Mandeville, LA 70471, sale consisting of 75,000 shares of no par value common stock, and

      b) Public Gas Company, a company organized and existing under the laws of the State of Nevada, with its principal business office located at 4990 Hwy 22, Suite E, Mandeville, LA 70471, sale consisting of 75,000 shares of no par value common stock.

Seller represents that he has full control of all shares described herein and that both of these entities are corporations in good standing in the respective state where they are filed. All assets and liabilities of these companies are assumed by the Buyer in the acquisition of the stock of the companies.

2. Purchase Price of Entities:

      a. Buyer will issue shares of restricted common stock for the acquisition of the shares of stock of the three entities. The acquisition shall be accounted for as an equity acquisition.

      b. The Buyer currently has 99,999,146 outstanding shares at the start of this agreement. At the close of the Agreement, it is understood and agreed that Buyer will be the surviving organization.



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      c. The Buyer shall issue 399,996,584 par value restricted common shares to the Seller.

      d. The Seller will receive 80% of the total outstanding common shares of the Buyer and will therefore become the controlling shareholder. The resulting total shares outstanding after the transaction will be 499,995,730 shares. Buyer and Seller understand that the total issued shares exceed the Buyer's authorized shares and that such authorization shall be changed prior to the actual issue of the shares.

      e. All shares issued to Seller shall be issued under Regulation 144 of the Rules and Regulations of the United States Securities and Exchange Acts and are to be subject to certain trade restrictions thereto.

3. Seller covenants, represents and warrants to Buyer that all three entities:

      a. Have complied with, and are not in violation of any applicable Federal, State, or local statutes, laws, and regulations affecting the Companies.

      b. Are not involved as a defendant or plaintiff in any suit, action, arbitration, or legal, administrative or other proceeding, which to its best knowledge, would affect the Companies or, governmental investigation which is pending; to the best of its knowledge, threatened against or affecting the assets or financial condition; and is not in default with respect to any order, writ, injunction or decree of any Federal, State, local/foreign court, department, agency, or instrumentality applicable to it

      c. That the Board of Directors of both companies has granted full authority to enter into this agreement

      d. On the date of this Agreement, all corporations are duly organized and existing and in good standing under the laws of the jurisdiction of the State or Country of Organization and duly authorized under its articles, and under applicable laws, to engage in the business carried on by it.

4. Buyer covenants, represents and warrants to Seller that:

      a. It has complied with, and is not in violation of any applicable Federal, State, or local statutes, laws, and regulations affecting the Company.

      b. It is not involved as a defendant or plaintiff in any suit, action, arbitration, or legal, administrative or other proceeding, which to its best knowledge, would affect the Company or, governmental investigation which is pending; to the best of its knowledge, threatened against or affecting the assets or financial condition; and is not in default with respect to any order, writ, injunction or decree of any Federal, State, local/foreign court, department, agency, or instrumentality applicable to it

      c. Its Board of Directors has, and if necessary, its shareholders have authorized and approved the execution and delivery of this Agreement, and the performance of the transactions contemplated by this Agreement.


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      d. The execution and delivery of this Agreement and its performance in the time and manner contemplated will not cause, constitute, or conflict with, or result in any of the following: (1) a breach or violation of any provisions of or constitute a default under any license, indenture, mortgage instrument, article of incorporation, bylaw, other agreement or instrument to which the company is a party, or by which it may be bound, nor will any consents or authorizations of any party other than those required, (2) any event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of the company, or, (3) an event that would result in the creation or imposition of any lien, charge, encumbrance on the Company.

      e. It is a public company under the Securities Exchange Act of 1934, and is not current on all its reporting requirements. The Company is delinquent on all filings since June 30, 1998. Its common stock is listed and trading on the Pink Sheets and restrictions have been imposed on the trading of these shares by the National Association of Securities Dealers, Inc.

Other Clauses Effective With This Agreement:

5. Buyer hereby indemnifies and shall hold Seller harmless from any losses, claims, damages or liabilities in the event anyone should initiate an action against Seller on the basis that there was a breach of any representation, warranty or covenant by Seller or any of their officers, directors, employees or affiliates in connection with this agreement.

6. Prior to Closing, Seller and Buyer shall conduct its business in its usual and ordinary manner, and shall not enter into any transaction other than in the usual and ordinary course of such business.

7. The rights of each of the parties under this Agreement are cumulative. The rights of each of the parties hereunder shall not be capable of being waived or varied other than by an express waiver or variation in writing. Any failure to exercise or any delay in exercising any of such rights shall not operate as a waiver or variation of that or any other such right. Any defective or partial exercise of any of such rights shall not preclude any other or further exercise of that or any other such right. No act or course of conduct or negotiation on the part of any party shall in any way preclude such party from exercising any such right or constitute a suspension or any variation of any such right.

8. This Agreement and the terms, covenants, conditions, provisions, obligations, undertakings, rights, and benefits hereof, shall be binding upon, and shall inure to the benefit of, the undersigned parties and their heirs, executors, administrators, representatives, successors, and permitted assigns.

9. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof. There are no promises, agreements, conditions, undertakings, understandings, warranties, covenants or representations, oral or written, express or implied, between them with respect to this Agreement or the matters described in this Agreement, except as set forth in this Agreement. Any such negotiations, promises, or understandings shall not be used to interpret or constitute this Agreement.


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10. Neither this Agreement nor any other benefit to accrue hereunder shall be assigned or transferred by either party, either in whole or in part, without the written consent of the other party nor shall any purported assignment in violation hereof be void.

11. This Agreement may be amended only by an instrument in writing executed by all the parties hereto.

12. Each part of this Agreement is intended to be severable. In the event that any provision of this Agreement is found by any court or other authority of competent jurisdiction to be illegal or unenforceable, such provision shall be severed or modified to the extent necessary to render it enforceable and as so severed or modified, this Agreement shall continue in full force and effect.

13. The Section headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

14. Any notice which is required or desired under this Agreement shall be given in writing and may be sent by personal delivery or by mail by either the United States mail, postage prepaid, or by Federal Express or similar generally recognized overnight carrier.

15. The Laws of the State of Nevada shall govern all disputes regarding this matter. Any provision herein which is later determined to be in violation of any such laws shall be eliminated from the terms of this Agreement, and the remainder of this Agreement shall continue in full force and effect.

16. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the date of signature.

Buyer: Syncronys Softcorp               Seller: Donald Rex Gay
Dated: July 2, 2007                     Dated: July 2, 2007

By: /s/ David L. Shorey                 By: /s/ Donald Rex Gay
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By: /s/ David L. Shorey                 By: Donald Rex Gay
Chief Executive Officer


Signatures on file





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